                                                                                                   EXHIBIT 32.1
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

Jeff W. Holmes, Chief Executive Officer, and Kevin Asher, Principal Accounting Officer, of Calibrus, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period March 31, 2009 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  August 14, 2009                                                                      By:  /s/ Jeff W. Holmes
                                                                                                                        Jeff W. Holmes
                                                                                                                        Chief Executive Officer

                 By:  /s/ Kevin Asher
                         Kevin Asher
                         Principal Accounting Officer

 * A signed original of this written statement required by Section 906 has been provided to Calibrus, Inc. and will be retained by Calibrus, Inc. and furnished to the Securities Exchange Commission or its staff upon request.